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                                                                 EXHIBIT 11

                  ORION CAPITAL CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE

                (000s omitted-except for per common share data)

                                                  Year Ended December 31,
                                                ---------------------------
                                                  1996      1995      1994
                                                  ----      ----      ----
Computation of weighted average
  number of common and equivalent
  shares outstanding:

PRIMARY -
  Weighted average number of shares
    outstanding .............................    13,700    14,055    14,249
  Dilutive effect of stock options and
    stock awards ............................       194       132        99
                                                -------   -------   -------
  Weighted average number of common and
    equivalent shares .......................    13,894    14,187    14,348
                                                =======   =======   =======

  Net earnings attributable to common
    stockholders ............................   $86,631   $67,622   $55,245
                                                =======   =======   =======

  Net earnings per common share .............   $  6.24   $  4.77   $  3.85
                                                =======   =======   =======

FULLY DILUTED -
  Weighted average number of shares
    outstanding .............................    13,700    14,055    14,249
  Dilutive effect of stock options and
    stock awards ............................       204       139       118
                                                -------   -------   -------
  Weighted average number of common and
    equivalent shares .......................    13,904    14,194    14,367
                                                =======   =======   =======

  Net earnings attributable to common
    stockholders ............................   $86,631   $67,622   $55,245
                                                =======   =======   =======

  Net earnings per common share .............   $  6.23   $  4.76   $  3.85
                                                =======   =======   =======




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